Exhibit 4

                               SHAREHOLDERS' AGREEMENT
                               -----------------------



                    AGREEMENT made and entered into  as of this 21st day of

          December, 1993  by and among  PETROLEUM HEAT AND POWER  CO., INC.

          ("Petro"), STAR GAS  HOLDINGS, INC. ("Holdings"), AMERICAN  GAS &

          OIL INVESTORS,  AmGO II, AmGO  III, FIRST RESERVE  SECURED ENERGY

          ASSETS  FUND,  L.P.,  FRC  STAR  GAS,  INC.  and  THE  PRUDENTIAL

          INSURANCE  COMPANY OF AMERICA  ("Prudential") (who  are sometimes hereinafter  referred  to  individually  as  a  "Shareholder" and collectively  as  the "Shareholders")  and  STAR GAS  CORPORATION

          ("Star  Gas" or the "Corporation"), a Delaware corporation having its  principal place  of business  at 500  Birchfield Drive,  Mt.

          Laurel, New Jersey 08054.


                                W I T N E S S E T H :
                                - - - - - - - - - -


                    1.   Recitals.   This  Agreement  is entered  into with
                         --------

          reference to the following:

                         1.1  The  Shareholders constitute  the holders  of

          all of the outstanding shares of equity securities of Star Gas.

                         1.2  The term  "Shares" as  used herein  means all

          shares of equity securities of Star Gas now or hereafter owned by the  Shareholders. Except as  provided herein, the  term "Shares"

          shall  not include any equity securities held  by a person who is not a  party to  or bound  by the  terms and  conditions of  this

          Agreement.   When calculating the  number or percentage of Shares

          owned by a Shareholder, all Shares of convertible preferred stock shall be deemed to be converted to Shares of Common Stock at the then conversion ratio and such Shareholder shall be deemed to own all Shares  of  Common  Stock issuable  upon  the  conversion  of

          preferred stock of the Corporation.   Aside from the  signatories

          of  this Agreement,  except as  provided herein, no  person shall have the  right to  sign this Agreement  and no  person shall  be

          entitled  to the benefits  of this Agreement.   Capitalized terms

          used  but not  defined  in  this Agreement  shall  have the  same meaning  as in  the Purchase  Agreement  of even  date among  the parties hereto (other than Prudential) ("Purchase Agreement").

                         1.3  The  Shareholders  desire to  impose  certain

          restrictions on the  sale, transfer or  other disposition of  the

          Shares and to make arrangements for the voting of the Shares.

                         1.4  The  Shareholders have  agreed  that for  the

          purpose of designating  candidates for election of  directors the

          Shareholders   shall  be   divided   into   four  categories   of

          shareholders, as follows:



                    Name                                         Category
                    ----                                         --------
                    Petroleum Heat and Power Co., Inc.           Petro Shareholder
                    Star Gas Holdings, Inc.                      Holdings Shareholder
                    American Gas & Oil Investors                 First Reserve Shareholders
                    AmGO II                                      First Reserve Shareholders
                    AmGO III                                     First Reserve Shareholders
                    First Reserve Secured Energy
                      Assets Fund, L.P.                          First Reserve Shareholders
                    FRC Star Gas, Inc.                           First Reserve Shareholders
                    Prudential                                   Prudential Shareholder

                                          3

          The  Petro  Shareholder,  the  Holdings  Shareholder,  the  First

          Reserve Shareholders and the Prudential Shareholder are sometimes referred  to herein  as the  "Petro  Shareholder", the  "Holdings

          Shareholder",   the   "First   Reserve   Shareholders"  and   the

          "Prudential Shareholder", respectively,  and collectively as, the

          "Shareholders".


                    2.   Elections to the Board of Directors.
                         -----------------------------------

                         2.1  Star  Gas shall  be governed  by  a Board  of

          Directors  consisting  of  no less  than  6 and  no  more  than 8

          persons.    Each category of Shareholder  shall have the right to

          nominate directors as follows:  The Petro Shareholder shall  have the right  to nominate  for election  up to  but no  more than  3 directors,  the  Holdings  Shareholder shall  have  the  right to nominate for  election up to  but no more  than 2  directors, the

          First Reserve Shareholders shall have  the right to nominate  for election up to but no more than  1 director so long as the  First

          Reserve  Shareholders  collectively  hold  at  least  5%  of  the outstanding Shares  and the Prudential Shareholder shall have the right to nominate for  election no more than 2 directors  so long

          as  the  Prudential  Shareholder  holds  at  least  15%  of   the

          outstanding  Shares and  the  right to  nominate  for election  1 director so long as the  Prudential Shareholder holds at least 5%

          and less  than 15%  of the outstanding  Shares.   The outstanding

          Shares for purposes of calculating the percentage of any category of Shareholders shall exclude Shares resulting from additional issuances of equity securities after the date hereof other than

          (i) pursuant  to the  conversion of  Convertible Preferred  Stock outstanding  on  the  date  hereof  and  (ii)  Shares  issued  in accordance with Section 4 hereof to the extent that such category of Shareholders have exercised their preemptive rights.

                         2.2  (a)  The  current  Board of  Directors  shall

          consist of the following persons:


          Petro Shareholder        First Reserve           Prudential
          Directors                Shareholders Director   Shareholder Directors
          ---------                ---------------------   ---------------------

          3 persons                1 person                 2 persons

          Holdings Shareholder
          Directors
          ---------

          2 persons


                              (b)  The  Shareholders  agree to  vote  their

          Shares at any meeting of the Shareholders  of Star Gas called for such purpose  (or to  deliver their written  consents in  lieu of such a meeting) as follows:

                                   (i)  To fill any vacancy on the Board of

          Directors  by  the  election  of  a  person  designated   by  the

          Shareholders of  the category  of Shareholders  entitled to  fill such vacancy.

                                   (ii) To remove from  office any director

          elected  as  a  representative  of  the  Petro  Shareholder,  the

          Holdings  Shareholder,  the  First  Reserve Shareholders  or  the

          Prudential Shareholder at the request  of the Shareholders of the category of Shareholders which initially designated the director.

                                   The  Petro  Shareholder,   the  Holdings

          Shareholder,  the   First  Reserve  Shareholders   or  Prudential

          Shareholder may make their request for the election or removal of a  director  representing the  Shareholders  of  their respective category by delivering to the other

          Shareholders  one or  more  written  instruments  signed  by  the holders of the Shares representing a majority of the voting power of the  Shares held  by the category  of Shareholders  making the request.

                                   The  right  to  designate  nominees  for

          directors and to have them elected under this Article shall inure to the  benefit of transferees  of Shares pursuant to  Articles 5 and 6; provided, however, that such benefits shall not inure to a person which purchases Shares from Prudential pursuant to Section

          5.2 prior to  the date  of a  Change of Control  with respect  to

          Petro.

                         2.3  For as long as the First Reserve Shareholders

          are entitled to  designate a director to the  Board of Directors,

          each   First  Reserve  Shareholder   that  is  a   First  Reserve

          Shareholder  on the  date hereof  (a  "Current FRC  Shareholder")

          shall be entitled  to designate a  non-voting observer to  attend meetings of the Board of  Directors, provided that the  aggregate number  of observers and  the First Reserve  Shareholder director

          shall not  exceed the  number of Current  FRC Shareholders.   The

          Corporation shall provide each such observer with the same notice of meetings of the Board of Directors as that provided to directors. Each such observer shall be provided reasonable access to the books, records and properties of the Corporation and shall be provided with a reasonable opportunity to discuss the business

          and  affairs  of  the  Corporation  with  the   officers  of  the

          Corporation,  provided that the  First Reserve Shareholders shall cause  all  information  relating  to  the  Corporation  that  is provided to such observers to be held in confidence.


                    3.   Certain    Action    Requiring    Super   Majority
                         --------------------------------------------------

          Shareholder Vote.
          ----------------

                         3.1  The Shareholders shall  vote their Shares  to

          include  in  the   Certificate  of  Incorporation  of   Star  Gas

          provisions that whenever  Star Gas shall take any  of the actions specified below, such action may be taken only by the affirmative vote  of the  holders of  eighty percent  (80%) (this  percentage shall be adjusted after the issuance of any Shares after the date hereof  or upon the sale by  Prudential of any Shares as provided in Section 3.2) of the  Shares (for this purpose, Shares includes the  Series B  and Series  D 8% Cumulative  Convertible Preferred

          Stock); provided, however, that  (i) so long as  Prudential shall own 10%  or more  of such Shares  no such  action shall  be taken without the affirmative vote of Prudential; (ii) so long as First

          Reserve Shareholders own any Common  Stock no change will be made to the  Certificate of Designation  of Star Gas  establishing the relative  rights and preferences of the 8% Cumulative Convertible

          Preferred Stock and the  12.625% Cumulative Redeemable  Preferred

          Stock  without  the   affirmative  vote  of  the   First  Reserve

          Shareholders holding a majority of the Common Stock owned by such category; and  (iii) the  affirmative vote of  a majority  of the holders of Shares  of each Shareholder category shall be required to approve any merger or  other business combination in which the value of  the consideration  (as determined  pursuant to  Section

          5.7) to  be received by any class or series of stock is not equal to that received by all others:

                              (a)  Any material  change in  the Certificate

                                   of Incorporation  or any  Certificate of

                                   Designations  establishing the  relative

                                   rights and  preferences of any  class of

                                   preferred stock.

                              (b)  The  merger  or   consolidation  of  the

                                   Corporation with  any other  Corporation

                                   if such other Corporation  is engaged in

                                   any  business other  than  the sale  and

                                   distribution   of   propane   and  other

                                   activities which are  incidental to such

                                   business,  except  the   merger  of  any

                                   subsidiary  into  another  subsidiary or

                                   the Corporation.

                              (c)  The  liquidation or  dissolution of  the

          Corporation.

                              (d)  Engaging in any business  other than the

                                   (i) sale and distribution of propane and

                                   other activities which are incidental to that business and (ii) the engagement by

                                   Star  Gas'   Highway  division   in  its

                                   present business activities.

                              (e)  Granting to any employee of Star Gas any

                                   option, warrant or right to purchase any

                                   shares of capital stock of Star Gas.

                              (f)  Except pursuant to the Star Gas Put/Call

                                   Agreement  of  even   date  between  the

                                   Corporation and Prudential, repurchasing

                                   from  any  Shareholder   any  shares  of

                                   capital stock  of  Star  Gas  except  as

                                   contemplated  by  the express  terms  of

                                   such capital stock.

                              (g)  Modifying,   amending,    repealing   or

                                   adopting  any  By-Law of  Star  Gas that

                                   would materially alter the rights of any

                                   category of Shareholders.

                              (h)  Any  reorganization  or recapitalization

                                   of     the     Corporation     or    the

                                   reclassification  of  the  Corporation's

                                   capital stock.

                              (i)  Amending,  modifying  or   renewing  the

                                   Management Services Agreement.

                              (j)  The  sale  by  the  Corporation  of  any

                                   securities  to  a   Shareholder  or  any

                                   affiliate of a Shareholder other than for cash or other than pursuant to the

                                   Petro Option,  the FRC   Option  and the

                                   Management Services Agreement.

                         3.2  If solely as a result of the sale or issuance

          of  additional equity securities  of the  Corporation, Prudential shall own shares representing  less than twenty percent  (20%) of the voting power of  all shares entitled to  vote on the  matters listed  above, then the  eighty percent (80%)  voting requirement shall be changed to equal  that percentage that is one percentage greater than  100% minus  the actual  percentage voting  power of

          Prudential;  provided,   however,  (i)   the  percentage   voting

          requirement shall never exceed ninety percent (90%) and (ii) upon transfer  of Shares by  Prudential pursuant  to Article  5.2, the voting percentage shall be  reduced to sixty-six and 2/3  percent

          (66 2/3%) if at the time of  such transfer or any time thereafter the FRC Shareholders  hold less than 20%  of the voting power  of all Shares entitled to vote on such matters.  Notwithstanding the foregoing, Sections 3.1 and 3.2 shall terminate at such time that

          (a)  Prudential holds less  than 10% of  the voting  power of all

          Shares  entitled  to  vote  on  such  matters  and  (b)  the  FRC

          Shareholders hold less than 20% of the voting power of all Shares entitled to vote on such matters.

                    It is understood  that any sale of the  assets or stock

          of Petroleum  Heat and Power Co.,  Inc. ("Petro") or a  merger or consolidation to which Petro is a party, other than a sale to, or a merger or consolidation with, Star Gas, is not covered by this

          Section.

                         3.3  The By-Laws of the  Corporation shall provide

          that a  special meeting  of Shareholders shall  be called  by the

          Secretary at the  request of  the holders  of a  majority of  the

          Shares  held  by any  category  of Shareholders  or  as otherwise required by law.

                         3.4  Approval of Certain Matters.  The affirmative
                              ---------------------------

          vote  of   a  majority  of  the  disinterested   members  of  the

          Corporation's Board of Directors, including, so long as there are any  Prudential  Shareholder directors,  at least  one Prudential

          Shareholder director and one First Reserve  Shareholder director,

          shall be required for each of the following:

                              (a)  (i)  Entering  into  or  modifying   any

                              agreement,  arrangement  or  contract  (other

                              than  an   agreement  or  contract   for  the

                              issuance   or  sale   of  equity   securities

                              governed by  Article 4  hereof) between  Star

                              Gas and  any  Shareholder or  any  entity  or

                              person  controlling, controlled  by or  under

                              common control with, any Shareholder, or (ii)

                              issuing  or  selling  any securities  to  any

                              Shareholder   or   any   entity   or   person

                              controlling,  controlled by  or under  common

                              control with, any Shareholder (other than any

                              issuance   or  sale   of  equity   securities
                              governed by  Article 4 hereof or any issuance

                              of equity  securities upon the  conversion or

                              exchange  of other  securities in  accordance

                              with their terms).

                              (b) Approving the reimbursement of Petro  for

                              services rendered pursuant  to Paragraph 4(d)

                              of that certain Management Services Agreement

                              dated the  date hereof between Petro and Star

                              Gas.

                              (c) The exercise by  the Corporation of First

                              Refusal Rights pursuant to this Agreement.



          For purposes of this agreement,  a "disinterested director" is  a director  of the  Corporation that  does not  have any  direct or indirect interest in the relevant matter and who was appointed by a shareholder group no member of which,  nor any affiliate of any such member, has any direct  or indirect interest in the relevant matter except, in any  such case, as a  stockholder of Star  Gas,

          provided  that the Holdings  Shareholder Directors and  the Petro

          Shareholder  Directors shall be deemed to  be independent of each other  and disinterested as to  matters only affecting the other,

          unless  Holdings owns securities  representing 5% or  more (i) of the voting power of Petro's voting securities or (ii) in value of

          Petro's outstanding equity securities.  For purposes of paragraph

          (a)  above, each  member of the  Sevin Group  shall be  deemed to control Petro.

                         Notwithstanding  the foregoing,  at  such time  as

          there  are  no  Prudential   Shareholder  directors  serving  the

          affirmative vote of the First Reserve Shareholders director shall be required to  take any action with  respect to the  matters set forth in subsections (a), (b) or (c) of this Section 3.4.

                         3.5  The restrictions contained in  this Article 3

          that are applicable to  Star Gas shall also apply to each Company

          Subsidiary (as  defined in  the certain  Purchase Agreement)  now existing or hereafter  created and any restricted  activity shall not be taken without the required Star Gas director approval.

                         3.6  In  the  event the  Corporation sells  all or

          substantially  all  of  its  assets,  then  at  the  election  of

          Prudential, all of the Shareholders shall vote their Shares so as to cause the dissolution and liquidation of the  Corporation.

                         3.7  The  provisions  of  this   Article  3  shall

          terminate immediately upon  the completion of the  initial public offering of the Common Stock of the Corporation.

                         3.8  All     propane     distribution     business

          opportunities that are referred to Petro shall be deemed business opportunities of the Corporation and  not of Petro. Petro may not

          avail  itself of any such  opportunity without the unanimous vote of the disinterested directors of the Corporation.


                    4.   Sale of Equity Securities.
                         -------------------------

                         4.1   If the  Board of  Directors shall  determine

          that it is in the best interest of the Corporation to sell equity securities for cash, then the Corporation may sell such equity securities provided, however, that prior to such sale the

          Corporation shall provide to the  Shareholders for a period of 30 days and  on a  pro rata  basis in  proportion to  the number  of

          Shares owned  by  each Shareholder  the  right to  purchase  such equity  securities on  the  same  terms  and  conditions  as  the

          Corporation proposes to sell them.  Each Shareholder may elect to purchase all  or  any  part  of  its pro  rata  portion  of  such securities and may transfer its pre-emptive rights to one or more persons controlling, controlled  by or under common  control with such Shareholder.  In determining  the number of Shares of Common

          Stock owned by  a Shareholder for purposes of  this Section, each

          Shareholder shall be deemed to own the number of shares of Common

          Stock actually  owned by it plus  the number of shares  of Common

          Stock issuable  to it  upon the conversion  of the  8% Cumulative

          Convertible   Preferred  Stock  of  the  Company  owned  by  such

          Shareholder.    Any  Shareholder may  condition  its  election to

          purchase such equity  securities on any one  or more Shareholders also electing to purchase such equity securities.  Subject to the preceding sentence, to the extent that all or any portion of such

          equity  securities  are  not  purchased  and  paid  for   by  the

          Shareholders within such  30 day period, the Corporation may sell such unpurchased securities  on substantially the same  terms and conditions for a  period of 120 days following  the expiration of such 30  day period.  To  the extent that such  equity securities are not  sold during such period of  120 days, this section shall apply to any future sale. The provisions of this Section 4.1 shall terminate immediately upon the completion of the initial public offering of Common Stock of the Corporation.

                         4.2     The  Shareholders   agree  to   cause  the

          Corporation to change its capital

          structure immediately  prior to  any initial  offering of  equity

          securities of  the Corporation  to the public.   The  new capital

          structure  shall  require that  each  Shareholder contribute  ten percent (10%)  of the Shares  that it holds  at such time  to the

          Corporation  in return for an  equal number of  shares of Class C

          Common  Stock  having the  terms  contained  in the  Amended  and

          Restated Certificate  of Incorporation of  Star Gas in  effect on the date hereof.  In such event, the provisions of this Agreement that  relate to  the Shares  will terminate  with respect  to the

          Shares and  will instead  apply  to the  shares of  such Class  C

          Common Stock.  Notwithstanding the foregoing,  holders of Class B

          Common  Stock (non-voting) may  elect in writing  not to exchange

          their Shares for Class  C Common Stock.   Such election shall  be

          irrevocable.



                    5.   No Shares of the Corporation shall be sold, trans-

          ferred, hypothecated,  negotiated, pledged,  assigned, encumbered or  otherwise disposed of  by any  Shareholder, except  as herein provided  in accordance  with the  following  procedures and  the procedures set forth in Article 6:

                         5.1  Any Shareholder may transfer all  or any por-

          tion of his  Shares to any other  Shareholder in its  category of

          Shareholders, and Holdings may transfer its shares to Petro, free of  the First  Offer Right  and First  Refusal Right  referred to

          below.   Following any Change  of Control with respect  to Petro,

          Prudential and  each  of the  FRC Shareholders  may transfer  its

          Shares free  of any  restrictions imposed by  this Agreement.   A

          Shareholder may transfer  Shares to  any other  person or  entity controlling,  controlled by or under common control with it, free of the First Refusal Right, and Prudential may transfer Shares to any  portfolio or fund managed or advised by Prudential or any of

          its  affiliates  without  restriction.   In  addition,  the First

          Reserve  Shareholders may pledge  their Shares to  Brooklyn Union

          Gas or a wholly owned  subsidiary thereof or transfer the pledged

          Shares subject to Section 5.4 hereof.

                         5.2  In addition to  any rights it may  have under

          Section  5.3  below, Prudential  may sell  Shares to  a Qualified

          Purchaser provided it has granted a right to purchase such Shares

          ("First Offer Right") first to  the Corporation and then to Petro and Holdings as follows:

                              (a)  Prudential  shall  give  notice  to  the

          Corporation and  to Petro and  Holdings stating its  intention of offer for sale a number of  Shares, the number of Shares intended to be so offered, the price at which such Shares will  be offered and any other terms of the Offer.

                              (b)  Petro and Holdings shall  have the First

          Offer Right for a period of 30 days to purchase all, but not less than all, of the Shares described in the notice and on a pro rata basis (or on such other proportions as they may agree upon) on the same terms and conditions and at the same price.

                              (c)  If  the   First  Offer   Right  is   not

          exercised in its entirety as provided above, then no Shares shall be purchased pursuant to this Section 5.2 and Prudential, subject to the conditions set forth in Article 6, may sell such Shares to a Qualified Purchaser  (and to no other purchaser)  in accordance with the terms and at a  price not less than the price  specified in  the  notice during  the  period  of  120 days  following  the expiration of the First Offer Right.

                              (d)  If such Shares are not  sold as provided

          herein within such period of 120 days, this Article 5 shall apply to any future offer.

                         5.3  No   Shareholder   (other   than   sales   by

          Prudential pursuant to Section  5.2) ("Offeror Shareholder")  may sell any Shares  until it  has granted  a right  to purchase  its shares ("First Refusal Right") first  to the Corporation and then to the other Shareholders, including Prudential, as follows:

                              (a)  If an Offeror  Shareholder receives from

          a  third party  or third  parties (other  than an  underwriter in connection  with any public offering  of Shares) a bonafide offer or  offers ("First  Refusal  Offer")  to  purchase  or  otherwise acquire all  or a portion of its Shares, it shall provide written notice ("First Refusal Notice") to the  Corporation and the other

          Shareholders of the terms of  the First Refusal Offer which shall identify the  purchaser(s), the number  of Shares subject  to the

          First  Refusal  Offer,   the  price  and  all   other  terms  and

          conditions.   If the First Refusal  Offer consists in part  or in

          whole of consideration  other than cash, the  Offeror Shareholder shall provide such information as may be  reasonably necessary to analyze the  non-cash  component of  the consideration,  together with the Offeror Shareholder's estimate of the fair value of such non-cash component.

                              (b)  Subject  to  subsection  5.3(d),  for  a

          period  of  15  days  from   the  receipt  of  such  notice,  the

          Corporation shall have the First Refusal Right to purchase all or any portion of  the Shares described in the  First Refusal Notice on the  same terms and conditions and at the same price specified in the First Refusal Notice.

                              (c)  Subject  to  subsection 5.3(d),  if  the

          First  Refusal Right  is not  exercised  in its  entirety by  the

          Corporation, then  the other  Shareholders shall  have the  First

          Refusal Right for an additional period of 15 days to purchase the remaining Shares described  in the First Refusal Notice  on a pro rata basis (or in such other proportions as  they may agree upon)

          on the  same  terms  and conditions  and  at the  same  price  as described in the First Refusal Notice.

                              (d)  If  the  First   Refusal  Right  is  not

          exercised in  its entirety as to  all of the  Shares as described above, then no Shares shall be purchased pursuant to this Section

          5.3   and  the  Offeror  Shareholder  may  sell  such  Shares  in accordance with the First Refusal Offer during the period of 120 days following the expiration of the First Refusal Right and to the extent  such Shares  are not sold  as provided  herein within such period of 120 days, this Article 5 shall apply to any future offer.

                         5.4  Any transferee of shares, pursuant to Article

          5 or 6 hereof, shall execute this Agreement.  Any such transferee shall become a member of the same category of Shareholders as its transferor.

                         5.5    Any  Shareholder entitled  to  take  action

          during a time period specified in

          this Article 5 may waive the duration of such period and agree to a time period of a shorter

          duration.

                         5.6  Immediately  upon completion  of the  initial

          public  offering  of   Common  Stock  of  the   Corporation,  the

          provisions  of   this  Article   5  shall  apply   only  to   the

          Corporation's  Class  C  Common Stock  and  shall  terminate with respect to all other classes of Common Stock.

                         5.7  For  purposes of Article 5 and Article 6, the

          terms of any  sale of Shares of one class or series of securities

          (the "First Securities") shall be deemed  to be the same as those

          for   another  class  or   series  of  securities   (the  "Second

          Securities") if (i) (A)  the consideration received in such  sale for each Share  of the First Securities divided by  the number of

          Shares of common stock of the Corporation which each Share of the

          First  Security could  be converted  into based  on the  relevant
          conversion  ratio  for  such   security  in  effect   immediately

          preceding such sale equals (B) the consideration received in such sale for  each Share of the Second  Securities divided by one (if the Second  Security is common  stock of the Corporation)  or (in all other cases)  the number of  Shares of  common stock for  the

          Corporation  which  each Share  of the  Second Security  could be converted into based  on the exchange ratio for  such security in effect immediately preceding  such sale and (ii)  all other terms of the sale of the First Securities and the Second Securities are the same.

                         5.8  Any party that  acquires Shares of any  First

          Reserve  Shareholder or the Prudential Shareholder shall agree in writing  to assume such  party's obligations  in respect  of such shares under  the Shareholders  Put/Call Agreement  of even  date herewith in  the event  that such assumption  is required  by the terms of the Shareholder Put/Call Agreement.

                         5.9  For purposes of this Agreement, the following

          definitions shall apply:

                                   "Qualified Purchaser" means:

                                   (i)       existing  shareholders of  the

                                             Corporation;

                                   (ii)      insurance    companies    with

                                             assets   of   not   less  than

                                             $1,000,000,000;

                                   (iii)          commercial    banks   and

                                                  investments   banks  with
                                                  assets of  not less  than

                                                  $1,000,000,000; and

                                   (iv)      investment managers (including

                                             mutual   funds   and   pension

                                             funds)   with   assets   under

                                             management  of not less than

                                             $1,000,000,000.

                                   "Change of Control" means the occurrence

          of any event which results in the number  of directors of Petro's

          Board of Directors who  are designated by the Sevin  Group (in an

          individual   or  fiduciary   capacity)  in   accordance  with   a

          shareholders agreement dated as of  July 28, 1992 among Petro and certain shareholders  constituting less  than a  majority of  the

          Board.  "Sevin  Group" shall  mean, collectively,  the Estate  of

          Malvin  P. Sevin,  Audrey  L.  Sevin, Irik  P.  Sevin, Thomas  J.

          Edelman, Margot Gordon and Phillip Ean Cohen.



                    6.   Tag  Along Rights.   (a)(i)    If any  Shareholder
                         -----------------

          entitled  to sell  Shares pursuant  to  Section 5.2  or 5.3  (the

          "Tag-along  Offering Holders")  receives from  a  third party  or third parties (other than from an underwriter in  connection with any public  offering of Shares)  a bona  fide offer or  offers to purchase or otherwise acquire, in  one transaction or any  series of similar  transactions not subject to Section 5.1 (a "Tag-along

          Transfer Offer"), a number of  Shares representing at least 5% of the  then  outstanding Shares  (the "Tag-along  Transfer Stock"),

          such  Tag-along Offering Holders  shall then cause  the Tag-along

          Transfer Offer to be reduced to writing and shall provide written notice  (the  "Tag-along  Transfer  Notice")  of  such  Tag-along

          Transfer  Offer  to  the Corporation  and  the  Corporation shall provide written notice of such Tag-along Transfer  Notice to each of  the other Shareholders (the "Tag-along Transfer Offerees") in

          the manner  set forth  in this Section.   The  Tag-along Transfer

          Notice shall  contain a  true and correct  copy of  the Tag-along

          Transfer Offer.  In addition, the Tag-along Transfer Notice shall identify the third party, the Tag-along Transfer Stock, the price contained in the Tag-along Transfer Offer, the estimated expenses associated with the  sale, all the other terms  and conditions of the  Tag-along Transfer  Offer and,  in the  case of  a Tag-along

          Transfer  Offer in  which the  consideration  payable for  Shares consists in  part or in  whole of consideration other  than cash,

          such information as  may be reasonably  necessary to analyze  the non-cash  component  of  the  consideration,  together  with  the

          Tag-along Offering Holders' reasonable estimate of the fair value of such non-cash component.



                    The Tag-along  Transfer Offerees shall  have the  right

          and  option,  exercisable as  set  forth  below,  to  accept  the

          Tag-along Transfer  Offer for up  to such number of  Shares as is determined  in accordance  with the  provisions  of this  Section

          6(a).  The  terms of any sale  of Shares by a  Tag-along Transfer

          Offeree pursuant to the exercise of its option under this Section shall be the same terms as those for the sale of such Shares by the Tag-along Offering Holders; provided that any indemnity given
                                          --------

          by the  sellers to  the purchasers in  connection with  such sale shall  be  apportioned among  all  the sellers  according  to the

          consideration to  be  received by  each seller.   Each  Tag-along

          Transfer  Offeree  that  desires to  exercise  such  option shall provide the  Tag-along Offering Holder  with written  irrevocable notice (specifying the number of shares of the Tag-along Transfer

          Stock as  to which such  Tag-along Transfer Offeree  is accepting the offer) within  15 days after the date  the Tag-along Transfer

          Notice  is  received  ("Tag-along   Notice  Period"),  and  shall

          simultaneously  provide a copy of such  notice to the Corporation and  the other Tag-along Transfer  Offerees.  Such written notice

          may not be withdrawn or modified at any time.   At the expiration

          of  the Tag-along Notice Period each accepting Tag-along Transfer

          Offeree shall,  simultaneously with  such expiration, deliver  to the Corporation  (or such other  person as may be  agreed between

          the  Tag-along  Offering  Holder   and  the  accepting  Tag-along

          Transfer Offeree) to be  held by such person  for sale or  return upon the terms of this Section 6, the certificate or certificates representing  the Shares  to  be sold  or  otherwise disposed  of pursuant  to  such  Tag-along Transfer  Offer  by  such Tag-along

          Transfer  Offeree,  duly  endorsed,   together  with  a   limited

          power-of-attorney authorizing  the Tag-along  Offering Holder  to sell or otherwise dispose of such Shares pursuant to the terms of the Tag-along Transfer Offer.

                    (ii)   Each Tag-along  Transfer Offeree shall  have the

          right  to sell,  pursuant  to the  Tag-along  Transfer Offer,  an amount of Shares  equal to the amount specified  in such person's notice, or if  less an amount of  Shares equal to the  product of

          (A)  the  total  number of  Shares  of  Tag-along  Transfer Stock

          (including the shares  of any Tag-along  Transfer Offeree) to  be sold pursuant  to  such Tag-along  Transfer  Offer, times  (B)  a fraction, the  numerator of  which shall be  the total  number of

          Shares  held  by   such  Tag-along  Transfer  Offeree,   and  the

          denominator of which shall be the  total number of Shares held by all Tag-along Transfer Offerees that are accepting such Offer and the Tag-along Offering  Holders.  For purposes of this paragraph,

          Shares   held  by   any   Shareholder  shall   include   (without

          duplication)  Shares held by  any affiliate of  such shareholder,

          and Shares then issuable upon exercise of all warrants or options

          then held by  such persons.   The  aggregate of  such Shares  for

          which Tag-along Transfer  Offerees have elected to  sell pursuant to this Section 6 shall be referred to as the "Tag-along Transfer

          Offeree Shares."



                    (iii)   Promptly after the  consummation of the sale or

          other disposition of the Shares of the  Tag-along Offering Holder and the Tag-along Transfer  Offerees to the third party  pursuant to the  Tag-along Transfer Offer and  in any event no  later than one  business day after such consummation, the Tag-along Offering

          Holder shall notify the Tag-along Transfer Offerees thereof, shall remit to each of the Tag-along Transfer Offerees the total sales price of the Shares of such Tag-along Transfer Offeree sold or otherwise  disposed of  pursuant thereto  (after deduction  of such Tag-along Transfer Offeree's proportionate share of the out-

          of-pocket expenses  associated with such sale based on the number of  Shares  sold  by  the  Tag-along  Offering  Holder  and  each

          Tag-along   Transfer  Offeree),  and  shall  furnish  such  other

          evidence of the  expenses associated with and  the completion and time  of completion  of such  sale or  other disposition  and the terms thereof  as may  be reasonably  requested by  the Tag-along

          Transfer Offerees.



                    (iv)   If at  the termination  of the  Tag-along Notice

          Period any Tag-along Transfer Offeree shall not have accepted the offer contained in the Tag-along Transfer  Notice with respect to any  Tag-along Transfer  Offer, such  Tag-along Transfer  Offeree will be deemed to have waived any of  and all of its rights under this  Section 6 with respect to the  sale or other disposition of its  Tag-along Transfer Offeree Shares pursuant to such Tag-along

          Transfer Offer.   The Tag-along  Offering Holders shall  have 120

          days in which to sell  the Tag-along Transfer Stock and Tag-along

          Transfer  Offeree Shares not  otherwise excluded pursuant  to the previous sentence, to the third party, at a price not higher than that contained in the Tag-along  Transfer Notice and on terms not more  favorable  to  the  Tag-along  Offering  Holder  than  were

          contained in the  Tag-along Transfer Notice.   Promptly after any
          sale pursuant  to this Section  6, the Tag-along  Offering Holder shall  notify the  Corporation of  the  consummation thereof  and shall  furnish such evidence of the completion thereof (including time of completion)  of such sale and  of the terms of  the terms

          thereof as the Corporation may request.   If, at the end of  such

          60  day  period  (or  such  longer  period,  as  aforesaid),  the

          Tag-along Offering Holder  has not completed the sale  of all the

          Tag-along Transfer Stock and  Tag-along Transfer Offeree  Shares,

          the  Tag-along Offering  Holder shall  return  to such  Tag-along

          Transfer Offerees  all certificates representing the Shares which such  Tag-along Transfer  Offerees delivered  for  sale or  other

          disposition   pursuant  to  this   Section  6(a),  and   all  the

          restrictions  on  sale  or other  disposition  contained  in this

          Agreement with  respect to Shares owned by the Tag-along Offering

          Holder shall again be in effect.



                    (v)  Notwithstanding anything contained in this Section

          6,  there shall  be no  liability on  the part  of  the Tag-along

          Offering Holder to any Tag-along  Transfer Offeree if the sale of

          Shares to a  third party is not consummated  for whatever reason.

          Whether to effect a sale of Shares  pursuant to this Section 6 by the  Tag-along  Offering  Holder  is  in  the sole  and  absolute discretion of such Tag-along Offering Holder.



                    (b)  The  failure by any Tag-along Transfer  Offeree to

          exercise its First Offer Right or First Refusal Right pursuant to

          Article 5  shall not affect the rights of such person to exercise its  Tag-along rights pursuant to Article  6, including its right to exercise its  Tag-along Rights in connection with  the sale of

          Tag-along Transfer Stock.

                    (c)   The Tag-along  Offering Holders  shall cause  any

          third party purchasing Shares hereunder to assume the obligations of the relevant Tag-along Transfer Offerees under the Shareholder

          Put/Call  Agreement  of even  date  herewith  in respect  of  the relevant Shares.

                    (d)  The  provisions of this Article  6 shall terminate

          immediately upon  completion of  the initial  public offering  of

          Common Stock of the Corporation.



                    7.   Financial Statements.   During  the  term of  this
                         --------------------

          Agreement, the  Corporation covenants  and agrees  that it  shall furnish to each Shareholder (i) within ninety (90) days after the end of each fiscal year of the Corporation a consolidated balance sheet of the Corporation  and its subsidiaries as  at the end  of such  fiscal year and  consolidated statements of  income (loss),

          stockholders' equity  and cash flows  of the Corporation  and its subsidiaries  for such fiscal  year audited by  the Corporation's regularly  employed,  nationally-recognized firm  of  independent public accountants in accordance with generally accepted account-

          ing  principles  applied  on the  basis  consistently  maintained throughout  the period involved, (ii) within forty-five (45) days after the close of each fiscal quarter the financial statements referred to in clause "(i)" which shall be prepared by the

          Corporation  and  need  not  be  covered by  the  report  of  any independent public  accountants. With  each quarterly  and annual financial  report,  the  Corporation  shall  deliver  a  list  of shareholders including their respective equity security holdings.

          The Corporation shall  deliver to each Shareholder  a description

          of  any  action   taken  by  written  consent  of   directors  or

          shareholders in lieu  of a meeting promptly after  such action is taken.  The Corporation shall  also deliver to each Shareholder a true and complete copy of  each report, including but not limited to audit  reports, review  reports, special  reports, reports  on internal controls and  management reports, submitted by a firm of certified public accountants to the  Corporation or its board  of directors promptly after  the Corporation or board  receives such report.  Upon  the request  of any  Shareholder, the  Corporation shall  promptly  deliver  to  such  Shareholder  the  information specified in paragraph  (d)(4) of Rule 144A  under the Securities

          Act  of 1933.   Additionally, during  normal business  hours, the

          Corporation  shall permit each  Shareholder reasonable  access to the books and records of the Corporation and shall make available

          to  representatives  of   each  Shareholder,  employees   of  the

          Corporation  to  explain  such books  and  records  and financial

          statements.    The  provisions of  this  Section  shall terminate

          immediately upon a class of equity  securities of the Corporation becoming  subject  to  the  periodic  reporting  requirements  of

          Section 13 or 15(d) of the Securities Exchange Act of 1934.

                    8.   The  parties   agree  that  it  is  impossible  to

          determine the monetary damages which will accrue to a Shareholder by reason of a failure of any other Shareholder to perform any of the obligations under this Agreement requiring the performance of an act other than the payment  of money only.  Therefore, if  any party hereto shall institute  any action or proceeding  in equity to  enforce  the  provisions hereof,  any  person  (including the

          Corporation)  against whom such equitable action or proceeding is brought hereby  waives the  claim  or defense  therein that  such party or such legal representative has an adequate remedy at law,

          and  such person  shall  not  urge in  such  equitable action  or proceeding the claim or defense that such remedy at law exists.


                    9.   In the  event that any of the  covenants, terms or

          conditions of this Agreement are  held illegal and in the further event that director and/or shareholder action, including, but not by way of  limitation, the execution of any  documents or instru-

          ments, such as an amendment  of the Certificate of  Incorporation of the Corporation, will make such covenants, terms or conditions legal and enforceable, each  of the parties hereto  hereby agrees that he shall take such action  as may reasonably be required  to make any such covenant, term  or condition valid and enforceable.

          In the event that any of the  parties hereto refuses to take such action, the  remaining Shareholders  who are  parties hereto  are hereby  jointly and  severally appointed as  the attorney-in-fact for the other Shareholders for the purpose of taking any action that is authorized by the terms of this paragraph, including, but not limited to:

                              (a)  The  voting of  the other  Shareholder's

          shares.

                              (b)  The removal  of the  Shareholder or  his

          appointee(s) in breach of this paragraph as a director.

                              (c)  The  nomination and  election  of a  new

          director for the purpose of initiating and completing such action as may be required to make any illegal or unenforceable covenant,

          term or condition of this Agreement valid and enforceable.

                              (d)  The   signing   of   any   document   or

          certificate, including, but  not limited to  an amendment to  the

          Certificate  of Incorporation of the Corporation, which will make said invalid  and/or unenforceable  covenant,  term or  condition valid and enforceable.


                    10.  The Shareholders agree that  the following legends

          shall be  placed  upon each  certificate  representing all  or  a portion of their Shares:

                         "Transfer, hypothecation, negotiation, pledge, sale, encumbrance, assignment or other disposition of this share certificate and the shareholdings represented hereby are restricted by and are subject  to  all  of  the  terms,  conditions  and
                         provisions of a certain agreement entered into between certain of the shareholders and the Corporation as of December 21, 1993, as amended, a copy of which is on file with the Secretary at the principal office of the Corporation."


                    11.  Any  controversy  arising  out of  or  in  any way

          relating to this Agreement including any modification or amend-ment thereof, shall be resolved by arbitration in the City of New

          York, pursuant to the rules  then obtaining of the American Arbi-

          tration  Association.   The parties  agree  that the  arbitrators

          sitting in any such controversy  shall have no power or jurisdic-

          tion to alter or modify  any express provision of this Agreement,

          or to make  any award which by its  terms effects such alteration

          or modification.   The parties  hereto hereby consent to  (a) the

          application of the Federal Arbitration Statutes (b) the jurisdic-

          tion of  the Supreme Court  of the State of  New York and  of the

          United States  District Court  for the  Southern District  of New

          York for all purposes in connection with said arbitration and (c)

          that any notice, process or notice of motion or other application to either of  said Courts or Judges  thereof or of any  notice in connection  therewith any arbitration hereunder, may be served in or out of the State or Southern District of New York by certified or registered mail  return receipt requested or by  personal ser-

          vice, provided a reasonable time for appearance is allowed, or in such other  manner as  may be  permitted under  the Rules of  the

          American Arbitration  Association or  of either  of said  Courts.

          Judgment  upon the  award rendered  may be  entered by  any court

          having jurisdiction.   Any provisional remedy which, but for this

          Agreement to arbitrate disputes, would be available  at law shall be available to the parties hereto pending arbitration.


                    12.  (a)    This  Agreement  will  terminate  upon  the

          occurrence of any of the following events:

                              (i)      adjudication of  the  Corporation as

          bankrupt or insolvent;

                              (ii)   appointment of  a receiver  or trustee

          for all or substantially all of the assets of the Corporation;

                              (iii)      the making  by the  Corporation of

          an assignment for  the benefit of its creditors  or the admission in  writing by the Corporation of its  inability to pay its debts generally as they become due; or

                              (iv)      the dissolution of the Corporation.

                    None of the  events referred to above  shall effect any

          obligations theretofore incurred by the Corporation or any Share-

          holder pursuant to this Agreement.

                         (b)  This  Agreement may be modified  or rescinded

          only with  the written consent of the  Corporation and all of the

          Shareholders.


                    13.  This Agreement  contains the  entire agreement  of

          the  parties concerning the subject matter hereof, and supersedes any and all prior agreements and amendments among the

          parties  hereto concerning the subject matter hereof, which prior

          agreements  are hereby  canceled.    The Shareholders  Agreement,

          dated January 30, 1987, and  as subsequently amended, between the

          Corporation   and  the  First   Reserve  Shareholders   has  been

          terminated and canceled  pursuant to a separate  agreement.  This

          Agreement  shall terminate  ten  years from  the date  hereof and shall be  automatically renewed  for successive ten-year  periods thereafter unless the parties hereto agree otherwise in writing.

                    14.  If  any  provision  of  this  Agreement   is  held

          invalid,  such invalidity shall  not affect the  other provisions hereof which can  be given effect without  the invalid provision,

          and to this end the provisions  of this Agreement are intended to be and shall be deemed severable.


                    15.  Any  and all  notices, requests, demands  or other

          communications hereunder shall be in  writing and shall be deemed given if delivered personally or sent by certified or  registered mail, postage  prepaid, to each  of the parties at  the addresses set forth at  the end of this  Agreement or to such  addresses as may from time to time be designated by any of  them in writing by notice  similarly given to  all parties  in accordance  with this

          paragraph.   Copies of  all such  notices,  requests, demands  or

          other communications shall be sent to:

                         (a) If to the Petro Shareholder or to the Corporation, to:

                         Petroleum Heat and Power Co., Inc.
                         Clearwater House
                         2187 Atlantic Street
                         Stamford, Connecticut 06902
                         Attn:  George Leibowitz
                                Senior Vice President

                         with a copy to:

                         Phillips, Nizer, Benjamin, Krim & Ballon
                         31 West 52nd Street
                         New York, NY 10019
                         Attn: Alan Shapiro, Esq.

                         (b) If to the Holdings Shareholder, to:

                         Hanseatic Corporation
                         450 Park Avenue - Suite 2302
                         New York, NY   10022

                         Attn:  Paul Biddelman

                         (c) If to the First Reserve Shareholders, to:

                         First Reserve Corporation
                         475 Steamboat Road
                         Greenwich, CT  06830
                         Attn:  William E. Macaulay

                         (d) If to the Prudential Shareholder, to:

                         The Prudential Insurance Company of America
                         c/o Prudential Financial Restructuring Group
                         Four  Gateway Center - 9th Fl.
                         100 Mulberry Street
                         Newark, New Jersey 07102-4069
                         Attn:  Managing Director
                         Fax:  (201) 802-2662

                         with a copy to:

                         Willkie Farr & Gallagher
                         One Citicorp Center
                         153 East 53rd Street
                         New York, New York 10022-4669
                         Attn: Duncan Stewart, Esq.
                         Fax:  (212) 821-8111

                         (e)  If to Star Gas, to:

                         Star Gas Corporation
                         500 Birchfield Drive
                         Mt. Laurel, NJ 08054
                         Attn:  William Powers

                         with a copy to:

                         Wilmer, Cutler & Pickering
                         2445 M Street, N.W.
                         Washington, D.C.  20037
                         Attn:  Richard Cass, Esq.



          Notices  under this  Agreement shall  be deemed delivered  on the date delivered personally  to the recipient or on  the date post-

          marked by the United States Post Office, as the case may be.

                    16.  Waiver by any  party of any breach  of this Agree-

          ment  or failure  to exercise  any right  hereunder shall  not be

          deemed to be a waiver of any other breach or right.   The failure

          of any party to  take action by reason  of any such breach  or to exercise any such right shall not deprive such party of the right to take action at any time while such breach or condition  giving rise to such right continues.


                    17.  As used in this Agreement, the  masculine pronouns

          shall refer to male or female persons or corporate entities where such  construction  is required  to give  meaning to  a provision contained herein.


                    18.  This  Agreement shall be binding upon and inure to

          the  benefit of  the  respective successors  and  assigns of  the parties  hereto, provided, however,  that the provisions  of this paragraph  shall not  alter  the  provisions  contained  in  this

          Agreement  restricting  transfer  of  the  shareholdings  in  the

          Corporation.

                    19.  This Agreement shall be governed and  construed in

          accordance with the laws of the State of Delaware.

                    IN WITNESS WHEREOF, the parties have hereunto set their

          hands  and  the corporate  seal  the  day  and year  first  above written.


          PETROLEUM HEAT AND POWER CO., INC.      STAR GAS CORPORATION


          By:  /s/ George Leibowitz               By:  /s/ Robert M. Cherry
             -------------------------               --------------------------
               George Leibowitz                        Robert M. Cherry
               Senior Vice President                   Senior Vice President


          AMERICAN GAS & OIL INVESTORS            AmGO II

          By:  First Reserve                           First Reserve
               Corporation,                                 Corporation,
               as Managing General Partner,            as  Managing General
                                                       Partner,

          By:  /s/ William Macaulay               By:  /s/ William Macaulay
             -------------------------               -------------------------
               William Macaulay                        William Macaulay
               Managing Director                       Managing Director


          AmGO III

          By:  First Reserve
               Corporation,
               as Managing General Partner,            THE PRUDENTIAL INSURANCE
                                                       COMPANY OF AMERICA

          By:  /s/ William Macaulay                    By:  /s/ Jeff Diamond
             ---------------------------                  ---------------------
               William Macaulay                             Jeff Diamond
               Managing Director                            Vice President

          FIRST RESERVE SECURED ENERGY ASSETS          STAR GAS HOLDINGS, INC.
          FUND, L.P.

          By:  First Reserve Corporation,
          as Managing General Partner,                 By:  /s/ Paul Biddelman
                                                          ---------------------
                                                           Name: Paul Biddelman

          By:  /s/ William Macaulay
             --------------------------
               William Macaulay
               Managing Director

          FRC STAR GAS, INC.

          By:  /s/  William Macaulay
             --------------------------
               William Macaulay
               Managing Director